Exhibit 21.1

                  Independent Bankshares, Inc.

                      List of Subsidiaries

                        December 31, 2000


                                                      State of
                              Name                  Incorporation
               ---------------------------------   --------------

Parent           Independent Bankshares, Inc.        Texas

Non-banking      Independent Financial Corp.         Delaware
Subsidiaries
                 Independent Capital Trust           Delaware

Banking          State National Bank of West Texas   National
Subsidiaries                                         Banking
                                                     Association